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                                                         EXHIBIT 5.1

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                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF         LISHA D. HOGUE              ELIZABETH G. RICE                   OWEN S. FREED
LOUISE JACOWITZ ALLEN       ALICE R. HUNEYCUTT          GLENN M. RISSMAN                    SENIOR COUNSEL
STUART D. AMES              RICHARD B. JACKSON          ANDREW L. RODMAN
ALEXANDER ANGUEIRA          SHARON LEE JOHNSON          KEITH E. ROUNSAVILLE              THOMAS J. QUARLES
LAWRENCE J. BAILIN          MICHAEL I. KEYES            MIMI L. SALL                          OF COUNSEL
ANA T. BARNETT              ROBERT T. KOFMAN            NICOLE S. SAYFIE
PATRICK A. BARRY            CHAD K. LANG                RICHARD E. SCHATZ                   DAVID M. SMITH
SHAWN BAYNE                 FRANK J. LOPEZ              DAVID M. SEIFER                  LAND USE CONSULTANT
SUSAN FLEMING BENNETT       TERRY M. LOVELL             JOSE G. SEPULVEDA
LISA K. BERG                JOY SPILLIS LUNDEEN         JAY B. SHAPIRO
MARK J. BERNET              GEOFFREY MacDONALD          MARTIN S. SIMKOVIC                   TAMPA OFFICE
HANS C. BEYER               MONA E. MARKUS              CURTIS H. SITTERSON                   SUITE 2200
RICHARD I. BLINDERMAN       BRIAN J. McDONOUGH          MARK D. SOLOV                  SUNTRUST FINANCIAL CENTRE
MATTHEW W. BUTTRICK         ANTONIO R. MENENDEZ         EUGENE E. STEARNS               401 EAST JACKSON STREET
JENNIFER STEARNS BUTTRICK   FRANCISCO J. MENENDEZ       THOMAS T. STEELE                 TAMPA, FLORIDA 33602
PETER L. DESIDERIO          ALISON W. MILLER            BRADFORD SWING
MARK P. DIKEMAN             VICKI LYNN MONROE           SUSAN J. TOEPFER                    (813) 223-4800
DREW M. DILLWORTH           HAROLD D. MOOREFIELD, JR.   ANNETTE TORRES
SHARON QUINN DIXON          JIMMY L. MORALES            DENNIS R. TURNER
DINO A. DOYLE               JOHN N. MURATIDES           RONALD L. WEAVER               FORT LAUDERDALE OFFICE
ALAN H. FEIN                JOHN K. OLSON               ROBERT I. WEISSLER                    SUITE 1900
ANGELO M. FILIPPI           JEFFREY A. NORMAN           PATRICIA G. WELLES          200 EAST BROWARD BOULEVARD
ROBERT E. GALLAGHER, JR.    KARA E. PLUNKETT            MARTIN B. WOODS           FORT LAUDERDALE, FLORIDA 33301
CHAVA E. GENET              DAVID C. POLLACK
LATASHA A. GETHERS          DARRIN J. QUAM                                                 (954) 462-9500
PATRICIA K. GREEN           JOHN M. RAWICZ
JOSEPH K. HALL              PATRICIA A. REDMOND

                                                          September 12, 2000
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Alan B. Levan
Chairman of the Board, Chief Executive Officer
  and President
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

                  Re:      BankAtlantic Bancorp, Inc.
                           Registration Statement on Form S-8

Dear Mr. Levan:

         As counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,704,148 shares of the Corporation's Common Stock, $.01 per share par value (the "Common Stock"), issuable by the Corporation pursuant to the Corporation's 2000 Non-Qualified Stock Option Plan (the "Plan").

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Common Stock by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and non-assessable.




                                      II-2

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         This opinion is intended solely for the Corporation's use in connection with the registration of the Common Stock and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

         We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     STEARNS WEAVER MILLER WEISSLER
                                     ALHADEFF & SITTERSON, P.A.